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                                                                     Exhibit 5.1

                           [OGILVY RENAULT LETTERHEAD]


                             BARRISTERS & SOLICITORS

                            Suite 2100, P.O. Box 141
                          Royal Trust Tower, TD Centre
                            Toronto, Ontario M5K 1H1
                               Tel: (416) 216-4000
                               Fax: (416) 216-3930


                                                        Toronto, January 4, 2001
                                                     Our File No.: 01007656-0014

BY COURIER

724 Solutions Inc.
4101 Yonge Street
Suite 702
Toronto, Ontario
M2P 1N6

Dear Sirs:

     At your request, we have examined Amendment No. 1 to the registration statement on Form F-4 filed pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), by 724 Solutions Inc., a corporation amalgamated under the laws of the Province of Ontario (the "Company"), with the United States Securities and Exchange Commission (the "SEC") on or about January 4, 2001 (the "Registration Statement") relating to the registration under the Securities Act of up to 18,000,000 common shares of the Company without par value (the "Shares"). The Shares are to be issued to the stockholders of Tantau Software, Inc. ("Tantau") pursuant to that certain Agreement and Plan of Merger among the Company, Saturn Merger Sub, Inc. (its wholly-owned subsidiary) and Tantau dated as of November 29, 2000 (the "Agreement").

EXAMINATIONS

     In connection with this opinion letter, we have examined the following:

     (i) a certified copy (the "Certificate") of resolutions of the board of directors of the Company enacted November 27, 2000 authorizing the issuance of the Shares and the other transactions contemplated by the Agreement; and

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     (ii) the Company's registration statement on Form F-4 concerning the issuance of the Shares (the "Initial Registration Statement") filed on December 22, 2000, together with all amendments thereto and the Registration Statement.

     We have also examined such other records and documents provided to us and such statutes, regulations and other public and corporate records of the Company and considered such questions or laws as we have considered relevant and necessary for the purposes of the opinions expressed below.

RELIANCE AND ASSUMPTIONS

     For the purposes of the opinion expressed below, we have relied upon the Certificate and have assumed:

     (i) the genuineness of all signatures on each document that we have examined;

     (ii) the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, whether photostatic, telecopied or otherwise;

     (iii) the legal power, capacity and authority of all natural persons signing in their individual capacity; and

     (iv) that the resolutions which are the subject of the Certificate continue to be in force and unamended on the date hereof.

OPINION

     Based and relying on the foregoing assumptions and subject to the following qualification and limitation, we are of the opinion that, upon completion of the transactions contemplated by the Agreement, the Shares to be issued by the Company as contemplated by the Registration Statement have been duly and validly authorized and, when issued in accordance with resolutions duly adopted by the board of directors of the Company and the terms of the Agreement, will be duly and validly issued, fully paid and non-assessable.

QUALIFICATION

     The foregoing opinion is subject to the qualification that we are solicitors qualified to practice law solely in the Province of Ontario and we express

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no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

LIMITATION

     This opinion is intended solely for the Company's use in connection with the filing of the Registration Statement with the SEC and may not be relied upon by any other person or in connection with any other transaction, or quoted from or referred to in any other documents without our prior written consent.

     We consent to the use of this opinion as an exhibit to the Registration Statement and any amendments thereto and further consent to the reference to our firm set forth under the caption "Legal Matters" in the Registration Statement.

                                      Yours truly,

                                      /s/ Ogilvy Renault
                                      --------------------
                                          OGILVY RENAULT


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